UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On March 6, 2012, Nuance Communications, Inc., a Delaware corporation (“Nuance”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Nuance, Townsend Merger Corporation, a Delaware corporation and wholly owned subsidiary of Nuance (the “Purchaser”), and Transcend Services, Inc., a Delaware corporation (“Transcend”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.05 per share, of Transcend (the “Shares), at a price per Share of $29.50, net to the holders thereof in cash, without interest (the “Offer Price”) and less any required withholding taxes.

The Offer is subject to a number of conditions, including, among other things, that (a) prior to the expiration date of the Offer (as it may be extended from time to time in accordance with the Merger Agreement), there be validly tendered in accordance with the terms of the Offer and not withdrawn a number of Shares that, together with all Shares (if any) beneficially owned by Nuance and its affiliates, represent a majority of the total number of Shares outstanding at the time of the expiration of the Offer (determined on a fully diluted basis), and (b) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise have been terminated. The Offer is expected to be completed in the second half of Nuance’s fiscal 2012.

Under the terms of the Merger Agreement, following the consummation of the Offer and the payment for all Shares tendered pursuant thereto, and subject to certain conditions described in the Merger Agreement, the Purchaser will merge with and into Transcend (the “Merger”), with Transcend as the surviving corporation and a wholly owned subsidiary of Nuance, and all then outstanding Shares will be cancelled and converted into the right to receive the Offer Price, less any required withholding taxes.

If, following the consummation of the Offer, Nuance, the Purchaser and any subsidiary of Nuance owns more than 90% of the outstanding Shares, the Merger will be completed without a meeting of Transcend’s stockholders, in accordance with Delaware’s short-form merger statute. The Merger Agreement grants the Purchaser an irrevocable option, exercisable after consummation of the Offer and subject to certain conditions and limitations, to purchase a number of Shares from Transcend at a price per share equal to the Offer Price, that, when added to the shares directly or indirectly owned by Nuance and its affiliates, would equal more than 90% of the outstanding Shares.

The Merger Agreement contains representations, warranties and covenants of Nuance, Transcend and the Purchaser, including, among others, covenants by Transcend concerning the conduct of its business in the ordinary course during the interim period between the execution of the Merger Agreement and the time that the Purchaser first accepts Shares for payment pursuant to the Offer. The Merger Agreement also contains certain termination rights for both Nuance and Transcend, including a requirement, upon the termination of the Merger Agreement in certain specified circumstances, that either Nuance or Transcend pay to the other party a termination fee in the amount of $9,936,145.

The foregoing descriptions of the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Nuance, the Purchaser or Transcend, contains representations and warranties of each of Nuance, the Purchaser and Transcend. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors and security holders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact.

On March 7, 2012, Nuance issued a press release announcing that it had entered into the Merger Agreement, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Tender and Voting Agreements

In order to induce Nuance and the Purchaser to enter into the Merger Agreement, all of the directors and executive officers of Transcend entered into tender and voting agreements with Nuance and the Purchaser (the “Tender and Voting Agreements”) concurrent with the execution and delivery of the Merger Agreement. Shares held by such directors and officers that are eligible to be tendered into the Offer represent, in the aggregate, approximately 12% of the Shares outstanding on the date of the Merger Agreement. Subject to the terms and conditions of the Tender and Voting Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement. The foregoing descriptions of the Tender and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Tender and Voting Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Additional Information

The Offer has not yet commenced. This filing is for information purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of Transcend. The solicitation and Offer will be made pursuant to an offer to purchase and related materials that Nuance and Purchaser intend to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Nuance and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Transcend intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Nuance and Transcend intend to mail these documents to the stockholders of Transcend. These documents will contain important information about the tender offer and stockholders of Transcend are urged to read them carefully when they become available. Investors and stockholders of Transcend will be able to obtain a free copy of these documents (when they become available) and other documents filed by Nuance and Transcend with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to Nuance at Attention: Investor Relations, One Wayside Road, Burlington, MA 01803. Investors and shareholders of Transcend may obtain a free copy of the solicitation/recommendation statement and other documents (when they become available) from Transcend by directing requests to Transcend, Attention: Investor Relations, One Glenlake Parkway, Suite 1325, Atlanta, GA 30328.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include statements regarding the parties ability to close the acquisition, the expected date for acceptance of Shares pursuant to the Offer and other statements which are forward-looking statements based on the current expectations of Nuance and are subject to specific risks and uncertainties. There are a number of factors which could cause actual events or results to differ materially from those indicated in such forward looking statements, including those set forth in Nuance’s quarterly and annual reports that are on file with the SEC and available on Nuance’s websites. Risks and uncertainties related to the transaction described in this release include: uncertainties as to the timing of the tender offer and the merger, uncertainties as to how many of the Transcend stockholders will tender their stock in the offer, the risk that competing offers will be made, the possibility that various closing conditions for the transaction may not be satisfied or waived, and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities. In addition, the companies may not be successful in implementing their integration strategies, and the benefits expected to be realized from this transaction may not materialize. The reader is warned not to rely on these forward-looking statements without reservation, since these are simply reflections of the current situation. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report, unless required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2012, by and among Nuance Communications, Inc., Townsend Merger Corporation and Transcend Services, Inc.

10.1	Form of Tender and Voting Agreement, dated as of March 6, 2012, by and among Nuance Communications, Inc., Townsend Merger Corporation and the directors and executive officers of Transcend Services, Inc.

99.1	Joint Press Release of Nuance Communications, Inc. and Transcend Services, Inc., dated March 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 7, 2012	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2012, by and among Nuance Communications, Inc., Townsend Merger Corporation and Transcend Services, Inc.

10.1	Form of Tender and Voting Agreement, dated as of March 6, 2012, by and among Nuance Communications, Inc., Townsend Merger Corporation and the directors and executive officers of Transcend Services, Inc.

99.1	Joint Press Release of Nuance Communications, Inc. and Transcend Services, Inc., dated March 7, 2012